Exhibit 99.1

Synthorx Reports Fourth Quarter and

Full Year 2018 Financial Results

Company Positioned for Upcoming 2019 Milestones After Successful IPO Raising $150.7 Million in Gross Proceeds

Presented Preclinical Safety and Anti-Tumor Data on Lead Product Candidate THOR-707 at SITC 33rd Annual Meeting; Expect to File Investigational New Drug (IND) Application in Second Quarter of 2019

SAN DIEGO, CA – March 12, 2019 – Synthorx, Inc. (Nasdaq: THOR), a biotechnology company using a unique Expanded Genetic Alphabet platform technology to discover and develop optimized biologics for cancer and autoimmune (AI) disorders, today reported financial results and provided a business update for the fourth quarter and full year ended December 31, 2018.

“2018 was a transformative year for Synthorx. With the proceeds from our initial public offering in December and Series C financing earlier in the year, we are well-positioned to enter the clinic in 2019 with our lead IL-2 immuno-oncology (IO) SynthorinTM, THOR-707, and build our pipeline as we advance additional IO cytokines and our IL-2 AI Synthorin product candidate into preclinical development,” said Laura Shawver, president and chief executive officer. “We are off to an excellent start to 2019 as we recently completed a GMP fermentation of THOR-707 and expect to file our IND in the second quarter of 2019.”

Fourth Quarter 2018 and Other Recent Highlights

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Completed initial public offering and closed second tranche of Series C. In December 2018, Synthorx completed an initial public offering, selling 13,699,636 shares at a public offering price of $11.00 per share, raising net proceeds of $137.5 million. In addition, in November 2018, the Company completed the second closing of its Series C financing, raising net proceeds of $37.1 million.

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Presented Preclinical Data at SITC.  In November 2018, Synthorx presented results of preclinical studies demonstrating the safety and anti-tumor effects of THOR-707 for the treatment of solid tumors at the Society for Immunotherapy of Cancer (SITC) 33rd Annual Meeting. In in vivo studies, THOR-707 was shown to induce molecular markers of T cell activation and the proliferation of peripheral NK and CD8+ effector T cells without signs of vascular leak syndrome.

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Began GLP-tox studies of THOR-707. In the fourth quarter, the company completed scale up of THOR-707 through a third-party manufacturer and began IND-enabling toxicology studies at a contract laboratory

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Appointed Pratik Shah, Ph.D. and Andrew Powell, J.D. as Directors.  In October 2018, Synthorx appointed Dr. Shah, Ph.D. to its board of directors and in December, Dr. Shah was appointed as Chairman of the Board. Also, in December, Mr. Powell was appointed to the Company’s board of directors.

Financial Results

For the fourth quarter ended December 31, 2018, Synthorx reported a net loss of $28.2 million, compared to a net loss of $2.2 million for the comparable period in 2017. For the year ended December 31, 2018, the Company reported a net loss of $56.6 million, compared to a net loss of $5.9 million for 2017. Included in the net loss for the fourth quarter and year ended December 31, 2018 were non-cash charges of $19.7 million and $36.0 million, respectively, related to a preferred stock purchase right that was exercised in November 2018. There were no such charges in 2017.

Research and development expenses for the fourth quarter ended December 31, 2018 were $7.0 million, compared to $1.5 million for the same period in 2017. For the year ended December 31, 2018, research and development expenses were $16.8 million, compared to $3.9 million for 2017. The increases in the Company’s research and development expenses for the 2018 periods, as compared to the same periods in 2017, were primarily attributable to the advancement of its THOR-707 program, including the scale-up of its manufacturing capabilities and preclinical advancement of its THOR-707 Synthorin. Synthorx also incurred additional personnel-related costs in 2018 as compared to 2017 as operations grew in support of program advances.

General and administrative expenses for the fourth quarter ended December 31, 2018 were $1.8 million, compared to $0.7 million for the same period in 2017. For the year ended December 31, 2018, general and administrative expenses were $4.1 million, compared to $1.9 million for the same period in 2017. The increases in general and administrative expenses for the 2018 periods, as compared to the same periods in 2017, were primarily attributable to an increase in personnel-related costs and higher costs to operate as a public company.

As of December 31, 2018, Synthorx reported cash and cash equivalents of $188.4 million, compared to $3.7 million at December 31, 2017. The Company’s cash and cash equivalents balance at December 31, 2018 included $137.5 million of proceeds, net of offering costs, from the Company’s initial public offering in December 2018, and $37.1 million of proceeds, net of offering costs, from the Company’s Series C financing in November 2018. As of December 31, 2018, the Company had 31,394,830 common shares outstanding.

About Synthorx

Synthorx, Inc. is a biotechnology company focused on prolonging and improving the lives of people with cancer and autoimmune disorders. Synthorx’s proprietary, first-of-its-kind Expanded Genetic Alphabet platform technology expands the genetic code by adding a new DNA base pair and is designed to create optimized biologics, referred to as Synthorins. A Synthorin is a protein optimized through incorporation of novel amino acids encoded by the new DNA base pair that enables site-specific modifications, which enhance the pharmacological properties of these therapeutics. The Company’s lead product candidate, THOR-707, a variant of IL-2, is in development in multiple tumor types as a single agent and in combination with an immune checkpoint inhibitor. The Company was founded based on important discoveries in Dr. Floyd Romesberg’s lab at The Scripps Research Institute. The Company is headquartered in La Jolla, Calif. For more information, visit www.synthorx.com.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements related to: preclinical data or plans underlying THOR-707 or any of our other development programs; references to the manufacturing and development of, and potential timing of regulatory submissions for, THOR-707 and our other product candidates; the potential efficacy of THOR-707 and our other product candidates; and the potential advantages of these drug programs. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "believes," "anticipates," "plans," "expects," "intends," "will," "goal," "potential" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon the Synthorx’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks associated with the process of discovering, developing and commercializing drugs that are safe and effective for use as human therapeutics and operating as a development stage company; Synthorx’s ability to develop, initiate or complete preclinical studies and clinical trials for, obtain approvals for and commercialize any of its product candidates; changes in Synthorx’s plans to develop and commercialize its product candidates; the potential for any future clinical trials of THOR-707 or other product candidates to differ from preliminary or expected results; Synthorx’s ability to raise any additional funding it will need to continue to pursue its business and product development plans; regulatory developments in the United States and foreign countries; Synthorx’s reliance on key third parties, including contract manufacturers and contract research organizations; Synthorx’s ability to obtain and maintain intellectual property protection for its product candidates; the loss of key scientific or management personnel; competition in the industry in which Synthorx operates; and market conditions. For a discussion of these and other factors, please refer to Synthorx’s Annual Report on Form 10-K for the year ended December 31, 2018 as well as Synthorx’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and Synthorx undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

Investor Relations Contacts:
Enoch Kariuki, Pharm.D.

Synthorx, Inc.

ekariuki@synthorx.com

858-750-4750

Christina Tartaglia

Stern IR, Inc.

christina.tartaglia@sternir.com

212-362-1200

Media Relations Contact:

Lauren Fish

Canale Communications

lauren@canalecomm.com

619-849-5386

SYNTHORX, INC.

STATEMENTS OF OPERATIONS

(in thousands, except share and par value data)

(unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2018	2017	2018	2017
Operating expenses:
Research and development	$7,006	$1,542	$16,822	$3,948
General and administrative	1,784	652	4,078	1,902
Total operating expenses	8,790	2,194	20,900	5,850
Loss from operations	(8,790)	(2,194)	(20,900)	(5,850)
Other (expense) income:
Interest Income	292	—	292	—
Change in fair value of preferred stock purchase right liability	(19,664)	—	(36,001)	—
Net loss	$(28,162)	$(2,194)	$(56,609)	$(5,850)
Net loss per share, basic and diluted	$(2.94)	$(2.37)	$(18.11)	$(6.65)
Weighted average shares of common stock outstanding, basic and diluted	9,571,059	925,763	3,125,242	879,249

SYNTHORX, INC.

BALANCE SHEETS

(in thousands)

(unaudited)

	December 31,
	2018	2017
Assets
Current assets:
Cash and cash equivalents	$188,356	$3,661
Prepaid expenses and other current assets	1,688	66
Total current assets	190,044	3,727
Property and equipment, net	1,382	692
Other assets	80	50
Total assets	$191,506	$4,469
Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$2,228	$469
Accrued liabilities	4,814	412
Total current liabilities	7,042	881
Deferred rent	104	13
Total liabilities	7,146	894
Convertible preferred stock	—	16,103
Stockholders’ equity (deficit)	184,360	(12,528)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$191,506	$4,469